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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549


                                    FORM 8-K




                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934





Date of Report (Date of earliest event reported)         October 5, 1999
                                                 -----------------------

                                      UICI
                                 ---------------
             (Exact name of registrant as specified in its charter)


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
                  Delaware                                        0-14320                       75-2044750
------------------------------------------------            ----------------              -------------------
(State or other jurisdiction of incorporation               (Commission File                 (IRS Employer
              or organization)                                    Number)                 Identification No.)

4001 McEwen Drive, Suite 200, Dallas, Texas                                                        75244
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  (Address of principal executive offices)                                                       (Zip Code)
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Registrant's telephone number, including area code:  (972) 392-6700




                                 Not Applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)


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Item 5.  OTHER EVENTS


                On October 5, 1999, the Board of Directors of UICI (the "Company") unanimously approved entering into a definitive agreement (the "Merger Agreement") providing for the acquisition by the Company of HealthPlan Services Corporation ("HPS") in a stock-for-stock merger transaction. The Merger Agreement contemplates that, upon its Effective Time, a newly formed wholly owned subsidiary will merge with and into HPS, with HPS to be the surviving corporation in the merger.

                The number of shares of the Company's Common Stock that HPS stockholders will receive in the merger will be based on an exchange ratio that will fluctuate based on the average closing stock price of the Company's Common Stock over 20 consecutive trading days prior to closing, except that if the Company's average closing stock price is less than $21.00, the exchange ratio will be fixed.

                It is expected that the merger will be tax-free to HealthPlan Services and its stockholders.

                James K. Murray, Jr., Chairman and Chief Executive Officer of HPS, will join the Company's board of directors following the merger, and Steven K. Arnold, presently head of the Company's student health insurance division, will become President and Chief Executive Officer of HPS.

                Closing of the transaction is subject to customary closing conditions, including completion of a pre-notification
         Hart-Scott-Rodino filing, approval of HPS' shareholders and completion of the refinancing of the Company's and HPS' bank lines. The transaction is expected to be completed in early 2000.

                Concurrently with entering into the Merger Agreement, the Company entered into voting agreements with Automatic Data Processing, Inc. and each of James K. Murray, Jr. (and entities holding shares in which Mr. Murray has a beneficial interest), William Bennett and Robert Parker (representing in the aggregate approximately 17% of HPS outstanding Common Stock), which are attached hereto as Exhibits 99.2, 99.3, 99.4, 99.5, 99.6 and 99.7, respectively, and are hereby incorporated herein by reference.

                The Merger Agreement and the press release announcing the execution of the Merger Agreement are attached hereto as Exhibits 2 and 99.1, respectively, and are hereby incorporated herein by reference.

                On October 7, 1999, the Company announced that it had received a commitment from Bank of America, N.A., with respect to a $250.0 million unsecured credit facility. Proceeds from the credit facility will be used to refinance HPS' existing line of credit, UICI's existing $100.0 million line of credit and for general corporate
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         purposes. Under the terms of the commitment, Bank of America N.A.'s obligation to fund the credit facility is subject to satisfaction of several customary conditions, including negotiation and delivery of definitive documentation and the absence of a material adverse change in the condition of the Company or HPS. A copy of a press release announcing the receipt of the commitment from Bank of America, N.A. is attached hereto as Exhibit 99.8 and is incorporated herein by reference.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
         AND EXHIBITS

     (c) Exhibits

     The following exhibits are included with this Report:

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
Number                                Description of Exhibit
------                                ----------------------

2        Agreement and Plan of Merger by and among UICI, UICI Acquisition Co.
         and HealthPlan Services Corporation dated as of October 5, 1999

99.1 Press release announcing that the Company has entered into a definitive merger agreement contemplating the acquisition of HealthPlan Services Corporation

99.2 Voting Agreement dated October 5, 1999 between UICI and Automatic Data Processing, Inc.

99.3     Voting Agreement dated October 5, 1999 between UICI and James K.
         Murray, Jr.

99.4 Voting Agreement dated October 5, 1999 between UICI and Shinnston Enterprises, Ltd.

99.5     Voting Agreement dated October 5, 1999 between UICI and Elm Grove
         Associates

99.6     Voting Agreement dated October 5, 1999 between UICI and William
         Bennett.

99.7     Voting Agreement dated October 5, 1999 between UICI and Robert Parker.

99.8 Press Release announcing that the Company has received a commitment for a $250.0 million unsecured credit facility.
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SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     UICI
                                                     ---------------------------
                                                     (Registrant)


Date    October 7, 1999                           By  /s/ GLENN W. REED
      ----------------------------                   ---------------------------
                                                     Glenn W. Reed
                                                     Executive Vice President
                                                     and General Counsel


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                                  EXHIBIT INDEX


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
Number                                Description of Exhibit                                       Page
------                                ----------------------                                       ----

2        Agreement and Plan of Merger by and among UICI, UICI Acquisition Co. and HealthPlan
         Services Corporation dated as of October 5, 1999

99.1     Press release announcing that the Company has entered into a definitive merger agreement contemplating the acquisition of HealthPlan Services Corporation

99.2     Voting Agreement dated October 5, 1999 between UICI and Automatic Data Processing, Inc.

99.3     Voting Agreement dated October 5, 1999 between UICI and James K. Murray, Jr.

99.4     Voting Agreement dated October 5, 1999 between UICI and Shinnston Enterprises, Ltd.

99.5     Voting Agreement dated October 5, 1999 between UICI and Elm Grove Associates

99.6     Voting Agreement dated October 5, 1999 between UICI and William Bennett.

99.7     Voting Agreement dated October 5, 1999 between UICI and Robert Parker

99.8     Press Release announcing that the Company has received a commitment for a $250.0 million unsecured credit facility.
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